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                        LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES
                    WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENTS
                                     EXHIBIT 11.1

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                                        Year Ended December 31          Nine Months Ended September 30
                                   -----------------------------------  --------------------------------
                                       1993      1994      1995           1995           1996
                                   -----------------------------------  --------------------------------
PRIMARY:

WEIGHTED AVERAGE COMMON SHARES      2,911,863  2,911,863  4,314,106     3,896,557      5,985,265

COMMON STOCK EQUIVALENTS              177,795    177,795     88,898             -              -

COMMON STOCK EQUIVALENTS
 PURSUANT TO SAB TOPIC 4D             749,508    749,508    374,754       499,672              -
                                   -----------------------------------  --------------------------------
WEIGHTED AVERAGE COMMON AND
 COMMON EQUIVALENT SHARES           3,839,166  3,839,166  4,777,758     4,396,229      5,985,265
                                   -----------------------------------  --------------------------------
                                   -----------------------------------  --------------------------------

FULLY DILUTED:

WEIGHTED AVERAGE COMMON SHARES      2,911,883  2,911,863  4,314,106     4,396,229      5,985,265

COMMON STOCK EQUIVALENTS              177,795    177,795     88,898             -              -

COMMON STOCK EQUIVALENTS
 PURSUANT TO SAB TOPIC 4D              749,508    479,508    374,754             -              -
                                   -----------------------------------  --------------------------------
WEIGHTED AVERAGE COMMON AND
 COMMON EQUIVALENT SHARES           3,839,166  3,839,166  4,777,758     4,396,229      5,985,265
                                   -----------------------------------  --------------------------------
                                   -----------------------------------  --------------------------------

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